UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 Einstein St., Floor 4 Ness Ziona, Israel	7414003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +972 723942377

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On March 31, 2025, BiomX Inc., or the Company, issued a press release announcing positive results from its Phase 2 Trial evaluating BX211 for the treatment of Diabetic Foot Osteomyelitis, or DFO, a copy of which is furnished as Exhibit 99.1. In addition, on March 31, 2025, the Company posted an updated corporate slide presentation in the “Investors” portion of its website at www.biomx.com. A copy of the slide presentation is furnished as Exhibit 99.2 hereto. The Company undertakes no obligation to update, supplement or amend the materials attached hereto as Exhibit 99.2.

Item 8.01 Other Events.

As disclosed above, on March 31, 2025, the Company announced positive results from Phase 2 Trial Evaluating BX211 for the treatment of DFO, or the Phase 2 Trial.

The Phase 2 Trial is a randomized, double-blind, placebo-controlled, multi-center study investigating the safety, tolerability, and efficacy of BX211 for individuals with DFO associated with S. aureus. The Phase 2 Trial enrolled a total of 41 patients randomized for treatment at a 2:1 ratio, 26 of whom received intravenous (IV) and topical administration of BX211 on week 1 followed by a topical weekly dose through week 12, while 15 patients were assigned to the placebo arm. Over the 12-week treatment period, all subjects (treatment and placebo) were also treated in accordance with standard of care, including with systemic antibiotic therapy as appropriate. A readout of study results at Week 13 evaluated healing of the wound associated with osteomyelitis. The primary efficacy endpoint was Percent Area Reduction, or PAR, of study ulcer through week 13. Study design was guided in part by experience with numerous compassionate cases using phage therapy for the treatment of DFO and osteomyelitis.

The topline Phase 2 Trial results included:

●	BX211 was found to be safe and well-tolerated.

●	BX211 produced sustained and statistically significant[1] PAR of ulcer size, (p = 0.046 at week 12; p=0.052 at week 13), with a separation from placebo (standard of care) starting at week 7 and a difference greater than 40% by week 10.

●	BX211 produced statistically significant[1] improvements in both ulcer depth at week 13 (in patients with ulcer depth defined as bone at baseline) (p=0.048), and in reducing the expansion of ulcer area (p=0.017), compared to placebo.

●	BX211 demonstrated favorable trends compared to placebo across several additional clinical parameters, including: proportion of visits with no clinical evidence of infection; evidence of resolving DFO by MRI/X-ray at week 12; proportion of patients with abnormal C-Reactive Protein at baseline that achieved a reduction of CRP of at least 50% at any point in the study; and greater Wagner scale improvement[2].

●	Through week 13, BX211 demonstrated comparable efficacy against both Methicillin susceptible and resistant strains, as well as against high and low biofilm producers—consistent with the orthogonal mechanism of phage therapy to antibiotics and its inherent anti-biofilm capabilities.

1	All p-values described in this Form 8-K are non-adjusted.

2	The Wagner Scale is a clinical grading system used to classify the severity of diabetic foot ulcers, ranging from 0 (intact skin) to 5 (extensive gangrene).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated March 31, 2025, titled “BiomX Announces Positive Results from Phase 2 Trial Evaluating BX211 for the Treatment of Diabetic Foot Osteomyelitis (DFO)” (furnished herewith)
99.2	Investor Presentation Deck dated February 26, 2025 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

March 31, 2025	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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